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                                                                    EXHIBIT 23.7


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Quanta Services, Inc., of our report dated June 18, 1999, on the financial statements of Haines Construction Co. for the year ended March 31, 1999 included in Quanta Services, Inc.'s Form 8-K dated on or about November 15, 1999 and to all references to our Firm included in this registration statement.


/s/ Paul B. Leathers, Inc.
--------------------------
Paul B. Leathers, Inc.


Oklahoma City, Oklahoma
November 15, 1999